                                                              EXHIBIT 10(iii)(A)



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("AGREEMENT"), by and between GATX Corporation, a New York corporation (the "COMPANY"), and Ronald H. Zech (the "EXECUTIVE") is effective as of October 11, 2002 (the "EFFECTIVE DATE"). In consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

         1. PERIOD OF EMPLOYMENT. In accordance with the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment. The term "PERIOD OF EMPLOYMENT" shall mean the period which commences on the Effective Date and, unless earlier terminated pursuant to
Section 4, ends on the third anniversary of the Effective Date.

         2. DUTIES.

                  2.1 DUTIES. During the Period of Employment, the Executive shall be employed as the President and Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company. The Executive shall report directly to the Company's Board of Directors (the "BOARD") and shall perform such duties as the Executive shall reasonably be directed to perform by the Board. During the Period of Employment, the Company shall cause the Executive to be elected as a member of the Board and as Chairman of the Board; provided, however, the Executive shall not be the Chairman of the Board if his holding such position is contrary to then-applicable law or, in the reasonable judgment of the Board, is contrary to the interests of the Company given the then-current business and/or investor relations environment.

                  2.2 SCOPE. During the Period of Employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach occasional courses or seminars at educational institutions, or (iii) manage personal investments, so long as such activities under clauses (i), (ii) and (iii) do not interfere, in any substantial respect, with the Executive's responsibilities hereunder.

         3. COMPENSATION AND OTHER PAYMENTS.

                  3.1 SALARY. During the Period of Employment, the Company shall pay the Executive a base salary of not less than seven hundred, seventy-five thousand dollars ($775,000) per year (the "BASE SALARY"). The Base Salary shall be reviewed by the Compensation Committee of the Board (the "COMMITTEE") no less frequently than the Company's normal salary review schedule as it exists from time to time. Based upon such reviews, the Committee may increase the Base Salary. The Base Salary, as it exists from time to time, may not be decreased, unless such decrease is consistent with a decrease to the base salaries of senior management generally.

                  3.2 ANNUAL BONUS. For calendar years 2002 and 2003, the Executive shall participate in the Executive Incentive Plan of the Company (the "EIP") and have the opportunity to earn an annual cash incentive award thereunder. For calendar years thereafter through the end of the Period of Employment, the Executive shall participate in the Management Incentive Plan of the Company (the "MIP") or the successor to such plan, with annual cash incentive awards as determined by the Board.

                  3.3 ANNUAL STOCK OPTION GRANTS. For calendar years 2002 and 2003, the Executive shall participate in the EIP and shall have the opportunity for stock option grants as provided thereunder. For calendar years thereafter through the end of the Period of Employment, the Executive shall receive stock option grants as determined by the Board in accordance with the Company's then-applicable stock plan. Such grants shall be made at the same time during the calendar year as grants are generally made to senior executives of the Company, and shall be consistent with competitive pay practices generally and appropriate relative to awards made to other senior executives of the Company.

                  3.4 LONG-TERM INCENTIVE. For calendar years 2002 and 2003, the Executive shall participate in the EIP and shall have the opportunity for long-term incentive awards thereunder. For calendar years thereafter through the end of the Period of Employment, the Executive shall receive awards as determined by the Board in accordance with the Company's then-applicable long-term incentive plan. Such awards shall be made at the same time during the calendar year as awards are generally made to senior executives of the Company, and shall be consistent with competitive pay practices generally and appropriate relative to awards made to other senior executives of the Company.

                  3.5 NON-QUALIFIED PENSION PLAN. During the Period of Employment, the Executive shall continue to participate in the Company's non-qualified pension plan as it may exist from time to time. Benefits paid to the Executive under the Company's non-qualified pension plan may be subject to reduction pursuant to subsection 3.6.2 below. Upon either (A) termination of the Executive's employment during the Period of Employment due to: (i) termination by the Company without Cause (as defined below), (ii) the Executive's resignation for Good Reason (as defined below), (iii) death, or (iv) Disability (as defined below); or (B) the end of the Period of Employment, and continuing thereafter, upon eligibility to receive a benefit under any non-qualified plan of the Company, the Executive may elect to receive his benefit in the form of a single lump-sum to be actuarially equivalent to his benefit under such plan. The actuarial factors shall be the same as in subsection 6(a)(i)(D) of the March 15, 2002 Amended Agreement for Employment following a Change of Control between the Executive and the Company ("COC AGREEMENT") or, if more favorable to Executive, the actuarial factors used in any successor agreement to the COC Agreement.

                  3.6 CONTRACT BONUS.

                         3.6.1 As of the Effective Date, the Company shall pay to the Executive seven hundred fifty thousand dollars ($750,000).

                         3.6.2 If Executive's employment with the Company is terminated during the Period of Employment either (i) by the Company for Cause, or (ii) by Executive's



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

         resignation without Good Reason or without Board approval, then the Executive will forfeit payment of his non-qualified pension benefits until such forfeited amounts equal a portion of the Contract Bonus, with such portion equal to five hundred thousand dollars ($500,000) multiplied by a fraction with a numerator equal to thirty-six (36) less the number of full months from the Effective Date to the date of termination and a denominator equal to thirty-six (36).

                  3.7 PAYMENT OF PROFESSIONAL FEES. The Company shall pay on the Executive's behalf all statements rendered to the Executive by the Executive's attorneys, accountants and other advisors for reasonable fees and expenses in connection with the negotiation and preparation of this Agreement.

                  3.8 REGULAR REIMBURSED BUSINESS EXPENSES. The Company shall promptly reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment.

                  3.9 BENEFIT PLANS. During the Period of Employment, the Executive and his eligible family members shall be entitled to participate, on terms no less favorable to the Executive than the terms offered to other senior executives of the Company, in any group and/or executive welfare and retirement benefit plans (qualified, non-qualified and supplemental) or other fringe benefits (it being understood that items such as stock options are not fringe benefits) of the Company (collectively referred to as the "BENEFITS"); provided, however, that such Benefits shall be on terms no less favorable than the benefits provided to the Executive as of the Effective Date; and further provided, however, that any part of the Benefits may be subject to decrease if such decrease is consistent with a decrease in such Benefit for senior management of the Company generally.

                  3.10 PERQUISITES. The Company shall provide the Executive such perquisites of employment as are provided to any other senior executive of the Company, but at a level no less than that provided to the Executive as of the Effective Date; provided, however, that the provision of any perquisite may be decreased if such decrease is consistent with a decrease to senior management of the Company generally.

         4. TERMINATION.

                  4.1 BY THE COMPANY FOR CAUSE. During the Period of Employment, the Company may terminate the Executive's employment immediately for Cause. For purposes of this Agreement, "CAUSE" shall have the same meaning as it does in
Section 5(b) of the COC Agreement. A termination by the Company may be a termination for Cause only if the termination is effective within the six
(6)-month period immediately following the event constituting Cause.

                  4.2 BY EXECUTIVE FOR GOOD REASON. During the Period of Employment, the Executive's employment hereunder may be terminated by the Executive for Good Reason upon fifteen (15) days written notice. For purposes of this Agreement, "GOOD REASON" shall have the same meaning as it does in Section 5(c) of the COC Agreement; provided, however, that subsection 5(c)(iii) of the COC Agreement shall be amended to read "the Company requiring the

Executive to be based at an office or location outside of the Chicago, Illinois or San Francisco, California metropolitan areas." A resignation by the Executive may be a resignation for Good Reason only if the resignation is effective within the six (6)-month period following the event constituting Good Reason.

                  4.3 OTHER THAN FOR CAUSE OR GOOD REASON. The Executive or the Company may terminate this Agreement for any reason other than for Good Reason or Cause, respectively, upon thirty (30) days written notice to the Company or Executive, as the case may be.

                  4.4 DEATH. The Period of Employment shall terminate automatically upon the Executive's death.

                  4.5 DISABILITY. If Disability of the Executive occurs during the Period of Employment (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with
Section 17.2 of this Agreement of its intention to terminate the Executive's employment no sooner than thirty (30) days following such notice. In such event, the Executive's employment with the Company shall terminate effective on the date specified in such notice (the "DISABILITY EFFECTIVE DATE"), provided that the Executive shall not have returned to full-time performance of the Executive's duties prior thereto. For purposes of this Agreement, "DISABILITY" shall mean any disability that (a) entitles the Executive to disability income benefits under the Company's Long-Term Disability Income Plan as in effect on the Disability Effective Date, and (b) prevents the Executive, for the duration of the Period of Employment, from engaging in the same or comparable type of employment as provided for herein. Until the Disability Effective Date, the Executive shall be entitled to all compensation provided for under Section 3 hereof. It is understood that nothing in this Section 4.5 shall serve to limit the Company's obligations under Section 5 hereof.

                  4.6 NOTICE OF TERMINATION. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 17.2 of this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if necessary, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder. "DATE OF TERMINATION" means a date not later than ninety (90) days after the date of the Notice of Termination, subject to the minimum notice periods, as applicable, stated in Sections 4.2, 4.3 and 4.5 above; provided, however, that in the event of the death, the Date of Termination shall be the date of death, and, in the event of Disability, the Date of Termination shall be the Disability Effective Date.

         5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. The following provisions describe the obligations of the Company to the Executive under this Agreement upon termination of the Period of Employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Company, or under any compensation or benefit plan, program, policy or practice of the Company.

                  5.1 RESIGNATION WITHOUT GOOD REASON; TERMINATION BY THE COMPANY FOR CAUSE. If the Company shall terminate the Executive's employment for Cause or if the Executive shall resign without Good Reason, the Company shall pay to the Executive (x) his Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "ACCRUED OBLIGATIONS") in each case to the extent theretofore unpaid.

                  5.2 RESIGNATION WITH GOOD REASON; TERMINATION OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If (i) the Company shall terminate the Executive's employment other than for Cause, death or Disability, or (ii) the Executive shall terminate his employment for Good Reason, the Executive shall receive, in addition to the Accrued Obligations, the following:

                         5.2.1 In a lump sum in cash within thirty (30) days after the Date of Termination,

                                  (a) the amount equal to the product of (A) two
                         (2) and (B) the sum of (x) the Executive's then-current Base Salary and (y) the Executive's then-current target bonus under the Company's Management Incentive Plan, or any comparable bonus plan in which the Executive participates and which has a target bonus generally similar to that in the Company's Management Incentive Plan (the "TARGET BONUS"), less amounts, if any, paid to the Executive in accordance with the Company's severance pay policies; and

                                  (b) a Prorated Bonus, where "PRORATED BONUS"
                         shall mean, as of the Date of Termination, the product of (x) the Executive's then-current target annual bonus as described in Section 3.2 of this Agreement (annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve (12) full months) and
                         (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is three hundred sixty-five (365);

                         5.2.2 For two (2) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare benefits to the Executive and/or the Executive's eligible family members at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3.9 of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with



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

         respect to other peer executives of the Company and its affiliated companies and their families (collectively, "WELFARE BENEFITS"), provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two (2) years after the Date of Termination and to have retired on the last day of such period. The Company shall continue to provide the Executive with Welfare Benefits at the Executive's own cost until the Executive is eligible for coverage under Medicare;

                         5.2.3 Continued vesting, through the five (5)-year anniversary of the Date of Termination, of all option awards granted to the Executive on or after the Effective Date;

                         5.2.4 Continued exercisability, through the first to occur of the five (5)-year anniversary of the Date of Termination or the end of the respective full original term, of all vested options, whether vested as of the Date of Termination or vested pursuant to subsection 5.2.3; and

                         5.2.5 At a maximum cost to the Company of ten percent (10%) of the Executive's then-current Base Salary, outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion.

                         5.2.6 Provision of the payments and benefits described in Sections 5.2.1 through 5.2.5 is contingent upon Executive delivering to the Company an executed release of claims in such customary form as supplied to the Executive by the Company, and Executive not revoking such release during any revocation period.

                  5.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Period of Employment, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of the Prorated Bonus and the timely payment or provision of the Accrued Obligations.

                  5.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Period of Employment, this Agreement shall terminate without further obligations to the Executive, other than for payment of the Prorated Bonus and the timely payment or provision of the Accrued Obligations.

                  5.5 COBRA RIGHTS. It is understood that the Executive's rights under this Section 5 are in lieu of all other rights which the Executive may otherwise have had upon termination of employment during the Period of Employment; provided, however, that no provision of this Agreement is intended to adversely affect the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.



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

         6. CHANGE OF CONTROL; CERTAIN PAYMENTS. Upon a Change of Control of the Company (as defined in the COC Agreement), this Agreement shall automatically expire and the Executive shall be treated under the terms of the COC Agreement. In the event that the aggregate of all payments or benefits made or provided to, or that may be made or provided to, the Executive under this Agreement and under all other plans, programs and arrangements of the Company (the "AGGREGATE PAYMENT") is determined to constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the terms of Section 9 of the COC Agreement shall apply.

         7. MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any severance benefits payable to the Executive shall not be subject to reduction for any compensation received from other employment except as provided for welfare benefits in subsection 5.2.2.

         8. INDEMNIFICATION. The Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by the Company's articles and by-laws and applicable law. The Company shall maintain, for the benefit of the Executive, director and officer liability insurance in an amount required to satisfy such indemnification; provided such coverage shall be in a form at least as comprehensive as, and in an amount that is at least equal to, the coverage for members of the Board or other officers of the Company. The Executive's rights under this Section 8 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

         9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company, or any of its affiliates, companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliate companies and which shall have been identified and held by the Company as proprietary and confidential and which is not public knowledge (other than due to acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         10. NONCOMPETITION.

                  10.1 The Executive acknowledges that he performs services of a unique nature for the Company that are irreplaceable, and that his performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during the Executive's employment hereunder and for the "Restricted Period" (as defined hereafter), the Executive agrees that he will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for



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

compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its subsidiaries or affiliates is engaged on the Date of Termination or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which the Executive has been involved to any extent (other than de minimis) at any time during the twelve (12)-month period ending with the Date of Termination, in any locale of any country in which the Company conducts business. This Section 10 shall not prevent the Executive from owning not more than one percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business, nor will it restrict the Executive from rendering services to charitable organizations, as such term is defined in Section 501(c) of the Internal Revenue Code.

                  10.2 "RESTRICTED PERIOD" shall mean a period ending on the earlier of (i) the date two (2) years after the Date of Termination or (ii) April 11, 2006.

         11. NONSOLICITATION. During the Executive's employment with the Company and for the Restricted Period, the Executive agrees that he will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) knowingly solicit, aid or induce any managerial level employee of the Company or any of its subsidiaries or affiliates to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company,
(ii) knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee or
(iii) knowingly solicit, aid or induce any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or knowingly assist or aid any other persons or entity in identifying or soliciting any such customer.

         12. REMEDY FOR VIOLATION OF SECTION 9, 10 OR 11. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach any provision of Section 9, 10 or 11 of this Agreement, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any such Section and that the Company shall be entitled to specific performance of the terms of such Sections in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         13. ARBITRATION. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction.



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

However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

         14. REIMBURSEMENT OF LEGAL EXPENSES. In the event that the Executive is successful, whether in mediation, arbitration or litigation, in pursuing any claim or dispute involving the Executive's employment with the Company, including any claim or dispute relating to (a) this Agreement, (b) termination of the Executive's employment with the Company or (c) the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall promptly reimburse the Executive for all costs and expenses (including, without limitation, attorneys' fees) relating solely, or allocable, to such successful claim. In any other case, the Executive and the Company shall each bear all their own respective costs and attorneys' fees.

         15. WITHHOLDING. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

         16. SUCCESSORS.

                  16.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

                  16.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  16.3 The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this



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

Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed the "Company" for purposes of this Agreement. As used in this Agreement, the term "Company" shall include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         17. MISCELLANEOUS.

                  17.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  17.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                           Mr. Ronald H. Zech
                           770 Heather Lane
                           Winnetka, IL  60093

                  If to the Company:

                           GATX Corporation
                           500 W. Monroe Street
                           Chicago, IL 60661
                           Attn:  General Counsel

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  17.3 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  17.4 Any party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

                  17.5 This Agreement supersedes any prior employment agreement or understandings, written or oral between the Company and the Executive and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.



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

                  17.6 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates written below.

                                 GATX CORPORATION



                                 By:
                                    -------------------------------------------
                                          James M. Denny

                                 Its:     Chairman of the Compensation
                                          Committee of the Board of Directors

                                 Date:
                                      -----------------------------------------


                                 By:
                                    -------------------------------------------
                                          Ronald J. Ciancio

                                 Its:     Vice President, General Counsel and
                                          Secretary

                                 Date:
                                      -----------------------------------------

                                 RONALD H. ZECH


                                 ----------------------------------------------



                                 Date:
                                      -----------------------------------------



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